				AIR & WATER TECHNOLOGIES CORPORATION
				 COMPUTATION OF PER SHARE EARNINGS
			      (in thousands except per share amounts)

									   1994              1993                1992
									 ----------        -----------         ---------
Primary Earnings (Loss) Per Share:
1.  Income (loss) from continuing operations                             $ (210,991)       $     4,783         $ (15,759)
2.  Less preferred dividends                                                 (1,245)               ---               ---
									 ----------        -----------         ---------
3.  Income (loss) from continuing operations
      applicable to common shareholders                                    (212,236)             4,783           (15,759)
4.  Income (loss) from discontinued operations                              (42,787)           (10,338)            5,723
5.  Extraordinary item                                                       (8,000)               ---               ---
									 ----------         ----------         ---------
6.  Net loss applicable to common shareholders                           $ (263,023)        $   (5,555)        $ (10,036)
									 ----------         ----------         ---------
7.  Weighted Average shares Outstanding                                      27,632             24,815            24,812
									 ----------          ---------         ---------
8.  Earnings (loss) per share from continuing
      operations (3/7)                                                   $    (7.68)        $      .20         $    (.63)
9.  Earnings (loss) per share from discontinued
      operations (4/7)                                                        (1.55)             (0.42)              .23
10. Loss per share on extraordinary item (5/7)                                 (.29)               ---               ---
									 ----------         ----------         ---------
11. Net loss per share                                                   $    (9.52)        $     (.22)        $    (.40)
									 ==========         ==========         =========
Fully Diluted Earnings (Loss) Per Share:
12. Line 3. above                                                        $ (212,236)         $   4,783         $ (15,759)
13. Add back preferred dividends                                              1,245                ---               ---
14. Add back interest, net of tax, on assumed
      conversion of the Company's 8% Convertible Debentures                   9,200              9,200             9,200
									 ----------         ----------         ---------
15. Income (loss) from continuing operations                               (201,791)            13,983            (6,559)
16. Income (loss) from discontinued operations                              (42,787)           (10,338)            5,723
17. Extraordinary item                                                       (8,000)               ---               ---
									 ----------         ----------         ---------
18. Net income (loss)                                                    $ (252,578)        $    3,645         $    (836)
									 ----------         ----------         ---------
19. Weighted average shares outstanding (Line 7)                             27,632             24,815            24,812
20. Add additional shares issuable upon
      assumed conversion of preferred shares from date of issuance            1,802                ---               ---
21. Add additional shares issuable upon
      assumed conversion of the Company's 8% Convertible Debentures           3,833              3,833             3,833
									 ----------         ----------         ---------
22. Adjusted weighted average shares outstanding                             33,267             28,648            28,645
									 ----------         ----------         ---------
23. Earnings (loss) per share from continuing
operations (15/22)*                                                      $    (6.07)        $      .49         $    (.23)
24. Earnings (loss) per share from discontinued
operations (16/22)                                                            (1.29)              (.36)              .20
25. Loss per share from extraordinary item (17/22)                             (.23)              ----              ----
									 ----------         ----------         ---------
26. Net income (loss) per share (18/22)*                                 $    (7.59)        $      .13         $    (.03)
									 ==========         ==========         =========
__________
*   Fully diluted earnings (loss) per share are not presented as the assumed conversion of the Company's Convertible
    Preferred and Convertible Debentures is anti-dilutive.
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